Exhibit 10.1

INDEPENDENT DIRECTOR AGREEMENT

This INDEPENDENT DIRECTOR AGREEMENT is dated _______ (the “Agreement”) by and between Edgemode, Inc. a Nevada corporation (the “Company”), and ________, an individual resident of __ (the “Director”).

WHEREAS, the Company appointed the Director effective as of the date hereof (the “Effective Date”) and desires to enter into an agreement with the Director with respect to such appointment; and

WHEREAS, the Director is willing to accept such appointment and to serve the Company on the terms set forth herein and in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Position. Subject to the terms and provisions of this Agreement, the Company shall cause the Director to be appointed, and the Director hereby agrees to serve the Company in such position upon the terms and conditions hereinafter set forth, provided, however, that the Director’s continued service on the Board of Directors of the Company (the “Board”) after the initial one-year term on the Board shall be subject to any necessary approval by the Company’s stockholders.

2. Duties. During the Directorship Term (as defined herein), the Director will make reasonable business efforts to attend all Board meetings, serve on appropriate subcommittees as reasonably requested and agreed upon by the Board, make himself available to the Company at mutually convenient times and places, attend external meetings and presentations when agreed on in advance, as appropriate and convenient, and perform such duties, services and responsibilities, and have the authority commensurate to such position.

3. Compensation.

(a)     Restricted Stock. The Director shall receive 10,000,000 shares of the Company’s restricted common stock (the “Shares”).

(b)    Independent Contractor. The Director’s status during the Directorship Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Director under this Section 3 shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging all tax or other obligations associated therewith.

(c)    Expense Reimbursements. During the Directorship Term, the Company shall reimburse the Director for all Company pre-approved out-of-pocket expenses incurred by the Director.

1

4. Directorship Term. The “Directorship Term,” as used in this Agreement, shall mean the period commencing on the Effective Date and terminating on the earlier of the date of the next annual stockholders meeting and the earliest of the following to occur: (a) the death of the Director; (b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director; (c) the removal of the Director from the Board by the majority stockholders of the Company; and (d) the resignation by the Director from the Board.

5. Director’s Representation and Acknowledgment. The Director represents to the Company that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any stockholder of the Company or any of their respective affiliates with regard to this Agreement. The Director represents and warrants that the Director (i) is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, (ii) has been provided access to the Company’s annual, quarterly and current reports filed with the Securities and Exchange Commission via the SEC's public website at www.sec.gov/EDGAR (the “SEC Reports”) and has read and reviewed the SEC Reports and (iii) is a sophisticated investor who has such knowledge and experience in financial, tax and other business matters as to enable it to evaluate the merits and risks of, and to make an informed investment decision with respect to the Shares. The Director further acknowledges that the Shares are “restricted.”

6. Insider Trading Guidelines and Code of Ethics and Business Conduct. Director agrees to comply with the Company’s Insider Trading Guidelines and Code of Ethics and Business Conduct in the forms filed with the SEC Reports.

7. Indemnification. The Company agrees to indemnify the Director for his activities as a member of the Board to the fullest extent permitted under applicable law.

8. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested; to:

If to the Company:

Edgemode, Inc.

110 E. Broward Blvd., Suite 1700

Ft. Lauderdale, FL 33301

If to the Director:
___________________

___________________

___________________

___________________

Either of the parties hereto may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 8.

2

9. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, neither the Director nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other party.

10. Entire Agreement. This Agreement (together with the other agreements referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

11. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to the principles of conflict of laws. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any court in Broward County, Florida and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding; provided, however, that neither party shall commence any such action or proceeding unless prior thereto the parties have in good faith attempted to resolve the claim, dispute or cause of action which is the subject of such action or proceeding through mediation by an independent third party.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and the Director has hereunto set his hand, on the day and year first above written.

COMPANY

__________________

Edgemode Inc

By:

Its:

DIRECTOR

__________________

3